FRIEDMAN LLP
ACCOUNTANTS AND ADVISORS

May 14, 2012

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

File Number 001-34373

Dear Sirs/Madams:

We have read Item 4.01 of China Natural Gas, Inc. Form 8-K dated May 14, 2012 and we agree with the statements made concerning our firm.

Very truly yours,

Friedman LLP

Friedman LLP

05598-2012:05:14-SEC:Ltr-Form 8-K

1700 BROADWAY, NEW YORK, NY 10019 T 212.842.7000 F 212.842.7001 WWW.FRIEDMANLLP.COM
OFFICES IN NEW YORK CITY | NEW JERSEY | LONG ISLAND AND AN INDEPENDENT MEMBER FIRM OF DFK WITH OFFICES WORLDWIDE